UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2012

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its Certificate of Incorporation)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Centre 5400 LBJ Freeway, Suite 450 Dallas, TX	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 451-6750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Forbearance Agreement

On July 27, 2012, Aventine Renewable Energy Holdings, Inc. (“Aventine”) and each of its subsidiaries, Citibank, N.A., as administrative agent and collateral agent (“Term Loan Agent”), and the required lenders (“Required Lenders”) under the Senior Secured Term Loan Credit Agreement dated December 22, 2010 (as amended from time to time, the “Term Loan Agreement”) entered into a Forbearance Agreement (the “Term Loan Forbearance”). Under the Term Loan Forbearance, Term Loan Agent and Required Lenders agreed, subject to specified limitations and conditions, not to take any action to enforce any rights or remedies under the Term Loan Agreement which may result from the potential events of default caused by (i) Aventine’s failure to make the interest payment due under the Term Loan Agreement on July 31, 2012, (ii) Aventine’s potential failure to satisfy the minimum liquidity and debt-to capitalization financial covenants in the Term Loan Agreement and (iii) any cross-default triggered by events of default (as described below) under the Revolving Credit Agreement (as defined below). The Term Loan Forbearance will terminate on the earlier of (i) September 7, 2012 or (ii) the occurrence of a further event of default under the Term Loan Agreement or the occurrence of certain other events specified in the Term Loan Forbearance. The Term Loan Forbearance requires that Aventine give certain information to Required Lenders.

In consideration for the Term Loan Forbearance, Aventine has agreed to pay to Required Lenders (i) a forbearance fee of 1% of the outstanding principal balance of loans under the Term Loan Agreement, which fee will be paid in kind and (ii) the default interest rate on the outstanding principal balance of the loans under the Term Loan Agreement from the date of the Term Loan Forbearance until Aventine is no longer in default under the Term Loan Agreement, which interest will be paid in kind.

Revolving Credit Agreement Forbearance Agreement

On July 27, 2012, Aventine and each of its subsidiaries and Wells Fargo Capital Finance, LLC, as administrative agent, collateral agent and sole lender (“Sole Lender”) under the Amended and Restated Credit Agreement dated July 20, 2011 (as amended from time to time, the “Revolving Credit Agreement”) entered into an Amendment Number Three to Revolving Credit Agreement and Forbearance Agreement (the “Revolver Forbearance”). Under the Revolver Forbearance, Sole Lender agreed, subject to specified limitations and conditions, not to take any action to enforce any rights or remedies under the Revolving Credit Agreement which may result from the potential events of default caused by (i) Aventine’s potential failure to satisfy the minimum liquidity and minimum ethanol production at the Pekin, Illinois plant financial covenants in the Revolving Credit Agreement and (ii) any cross-default triggered by events of default (as described above) under the Term Loan Agreement. The Revolver Forbearance will terminate on the earlier of (i) September 7, 2012 or (ii) the occurrence of a further event of default under the Revolving Credit Agreement or the occurrence of certain other events specified in the Revolver Forbearance. The Revolver Forbearance also requires that Aventine give Sole Lender certain information. Additionally, the Revolver Forbearance amends the Revolving Credit Agreement to change the date for cash collateralization of the undrawn amount of Aventine’s outstanding letters of credit from July 27, 2012 (as previously reported by Aventine on July 12, 2012) to September 7, 2012.

In consideration for the Revolver Forbearance, Aventine has agreed to pay to Sole Lender (i) a cash forbearance fee equal to $91,566.38 which will be payable on September 7, 2012 and (ii) the default interest rate on the outstanding obligations under the Revolving Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Term Loan Forbearance and the Revolver Forbearance is hereby incorporated into this Item 2.03(a) by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: July 27, 2012

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

	By:	/s/ Calvin Stewart
		Name:	Calvin Stewart
		Title:	Chief Financial Officer